Exhibit 99.1
AdaptHealth Corp. Announces Refinancing of Senior Secured Credit Facility Resulting in Extended Maturity, Reduced Cost of Debt, and Enhanced Financial Flexibility
CONSHOHOCKEN, Pa. – April 13, 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today that it has closed a $1.1 billion senior secured credit facility, consisting of a $325 million Term Loan A (the "Term Loan"), a $325 million Delayed Draw Term Loan (the "Delayed Draw Facility"), and a $450 million revolving line of credit (the "Revolver") (collectively, the "Credit Facility").
The closing of the Credit Facility follows recent rating upgrades by both S&P Global Ratings and Moody's Ratings, which recognized AdaptHealth's improved financial performance, strengthened balance sheet, and enhanced operating profile. The Company believes these upgrades, along with consistent free cash flow generation, directly contributed to the improved terms achieved in the new Credit Facility — including a meaningfully reduced pricing grid that reflects lender recognition of the Company's stronger credit standing.
Proceeds from the new $325 million Term Loan were used to fully repay, without penalty, the Company's existing Term Loan. The new $450 million Revolver replaces the Company's existing $300 million revolving credit facility, which had $100 million drawn at the time the Credit Facility closed. The increased Revolver size provides enhanced liquidity to support the Company's ongoing operations.
The $325 million Delayed Draw Facility provides the Company with committed capital that may be drawn in up to two advances over a one-year availability period. Proceeds from the Delayed Draw Facility are intended to be used to redeem the Company's 6.125% Senior Notes due 2028, once they are callable at par in August 2026, lowering the Company’s cost of debt.
The new Credit Facility delivers meaningfully improved financial terms:
•Reduced Pricing: The interest rate pricing grid has been significantly reduced from the prior credit facility, with the lowest pricing tier reduced from 1.50% to 1.125% over SOFR — a direct reflection of AdaptHealth's improved credit profile and the confidence of its lending partners in the Company's trajectory. The pricing grid is now indexed to the Company's Total Leverage Ratio, rewarding continued deleveraging with further reductions in borrowing costs.
•Extended Maturity and lower weighted average cost of debt: The new Credit Facility matures in April 2031, extending the Company's debt maturity profile by approximately two years compared to the prior facility and providing a longer runway to execute on its strategic priorities. The Company estimates its weighted average cost of debt will decrease by at least 25bps once the Company's 6.125% Senior Notes due 2028 are redeemed.
Jason Clemens, Chief Financial Officer of AdaptHealth, said, "The terms of this new Credit Facility are a direct reflection of the significant progress we have made transforming AdaptHealth's financial and operational profile over the past several years. The recent upgrades from both S&P and Moody's, combined with the strong support from our banking partners — including a well-oversubscribed syndication process — validate the work our team has done to build a more resilient and higher-performing company. The improved pricing, expanded capacity, and extended maturity provide us with the financial foundation to continue delivering value to our patients, partners, and shareholders."
The Company does not expect this transaction to affect the full year 2026 guidance provided by the Company on February 24, 2026.
About AdaptHealth Corp.
AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including continuous positive airway pressure and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.
The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.3 million patients annually in all 50 states through its network of approximately 640 locations in 48 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “provide,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance
The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.
The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.
The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.
Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.
The Company uses organic revenue, which is a financial measure that is not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how the Company changes organically—that is, within its existing operations using its own resources.
Organic revenue is defined as all changes in reported net revenues from the comparable period presented, excluding: (1) increases in net revenue in the current period from acquisitions attributable to businesses and/or assets the Company has owned for less than one year based on the month of acquisition, excluding the acquisition of equipment from previous providers to facilitate the transition of patients related to newly awarded at-risk capitated contracts, since the revenue related to these agreements is earned organically; and (2) decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.
This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
AdaptHealth Corp.
Luke Montgomery
SVP, Investor Relations